SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

Apple Hospitality Five, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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APPLE HOSPITALITY FIVE, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON THURSDAY, MAY 11, 2006

The Annual Meeting of Shareholders of Apple Hospitality Five, Inc. (the “Company”) will be held at the Hilton Garden Inn located at 1060 Hospitality Lane, Fredericksburg, VA 22401, on Thursday, May 11, 2006 at 11:15 a.m. for the following purposes:

1.	To elect four (4) directors, three (3) of whom will serve for a three-year term and one (1) will serve for a two-year term; and

2.	To transact such other business as may properly come before the meeting.

If you were a holder of record of any Common Shares of the Company at the close of business on the record date of March 21, 2006, you are entitled to vote at the meeting. If you are present at the meeting, you may vote in person even though you have previously returned a proxy card.

A proxy card for voting your shares is located in the envelope in which these proxy materials were mailed. If you need a replacement proxy card, assistance may be obtained by calling Ms. Kelly Clarke in the Company’s Corporate Services Department, at (804) 344-8121.

By Order of the Board of Directors

David S. McKenney
Secretary

April 3, 2006

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

APPLE HOSPITALITY FIVE, INC.

PROXY STATEMENT

DATED

APRIL 3, 2006

Annual Meeting of Shareholders

To Be Held

May 11, 2006

General

The enclosed proxy is solicited by the management of Apple Hospitality Five, Inc. (the “Company”) for the Annual Meeting of Shareholders to be held at the offices of the Company located at the Hilton Garden Inn located at 1060 Hospitality Lane, Fredericksburg, VA 22401, on Thursday, May 11, 2006 at 11:15 a.m. (the “Annual Meeting”). Your proxy may be revoked at any time before being voted at the Annual Meeting, either by a written notice of revocation that is received by the Company before the Annual Meeting or by conduct that is inconsistent with the continued effectiveness of the proxy, such as delivering another proxy with a later date or attending the Annual Meeting and voting in person.

Unless your proxy indicates otherwise, all shares represented by a proxy that you sign and return will be voted FOR the election of the persons named therein as directors.

This proxy statement and the enclosed proxy are being mailed to the common shareholders of record at the close of business on the record date of March 21, 2006 (the “Record Date”). The approximate date of such mailing is expected to be April 3, 2006. Such mailing to shareholders also will contain the Company’s Annual Report, which includes audited consolidated financial statements for the year ended December 31, 2005 (the “Annual Report”).

At the close of business on the Record Date, a total of 45,161,687 common shares of the Company (the “Common Shares”) were outstanding and entitled to vote on all matters, including those to be acted upon at the Annual Meeting. The presence in person or by proxy of a majority of the Common Shares entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business.

Company Information

The Company is a real estate investment trust, or “REIT,” for federal income tax purposes. The mailing address of the Company is 814 East Main Street, Richmond, Virginia 23219. Notice of revocation of proxies should be sent to ADP Proxy Services, 51 Mercedes Way, Edgewood, New York 11717, Attn: Issuer Services Department. The Company can be contacted, and public information about the Company can be obtained by sending a written notice to Ms. Kelly Clarke, Corporate Services Department, at the Company’s address as provided above.

The Company will be responsible for the costs of the solicitation set forth in this proxy statement. The Annual Report mailed with this proxy statement includes (except for Exhibits), the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 2005. The Company’s Annual Report on Form 10-K and its other public federal securities filings also may be obtained electronically through the EDGAR system of the Securities and Exchange Commission at http://www.sec.gov.

Ownership of Equity Securities

The determination of “beneficial ownership” for purposes of this proxy statement has been based on information reported to the Company and the rules and regulations of the Securities and Exchange Commission. References below to “beneficial ownership” by a particular person, and similar references, should not be construed as an admission or determination by the Company that Common Shares in fact are beneficially owned by such person.

On the Record Date, the Company had a total of 45,161,687 issued and outstanding Common Shares. There are no shareholders known to the Company who beneficially owned more than 5% of its outstanding voting securities on such date. The following table sets forth the beneficial ownership of the Company’s securities by its directors and the executive officers as of the Record Date:

Security Ownership of Management

Title of Class (1)	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (2)	Percent of Class
Common Shares	Glenn W. Bunting	14,543	*
(voting)	Kent W. Colton	5,500	*
	Lisa B. Kern	26,700	*
	Michael S. Waters	26,700	*
	Bruce H. Matson	26,700	*
	Robert M. Wily	26,700	*
	Glade M. Knight	10	*
	Justin G. Knight	1,205

	Above directors and executive officers as a group	128,058	*

Series A	Glenn W. Bunting	14,543	*
Preferred Shares	Kent W. Colton	5,500	*
(non-voting)	Lisa B. Kern	26,700	*
	Michael S. Waters	26,700	*
	Bruce H. Matson	26,700	*
	Robert M. Wily	26,700	*
	Glade M. Knight	10	*
	Justin G. Knight	1,205

	Above directors and executive officers as a group	128,058	*

Series B Convertible	Glade M. Knight	240,000	100%
Preferred Shares
(non-voting)

*	Less than one percent of class.

(1)	Executive officers not listed above for a particular class of securities hold no securities of such class. The Series A Preferred Shares were issued as part of the Company’s best efforts offering of Units. Each Unit consists of one Common Share and one Series A Preferred Share. The Series A Preferred Shares have no voting rights and are not separately tradable from the Common Shares to which they relate.

(2)	Amounts shown for directors other than Glade M. Knight consist entirely of securities that may be acquired upon the exercise of options, although no options have been exercised to date. The Series B Convertible Preferred Shares are convertible into Units upon the occurrence of certain events, under a formula which is based on the gross proceeds raised by the Company during its best efforts offering of Units.

Information regarding the Company’s equity compensation plans is set forth in note 5 to the Company’s audited consolidated financial statements, which are included as part of the Annual Report that accompanies this proxy statement.

Election of Directors

Nominees.    Four (4) individuals have been nominated for election at the Annual Meeting to the Company’s Board of Directors. If elected, the Board would continue to consist of seven directors. The following table lists the nominee for election to the Board of Directors and indicates the length of the term he would have if elected:

Nominee for Election to Board of Directors	Length of Term, if Elected (1)
Kent W. Colton	Two year term expiring in 2008
Glenn W. Bunting	Three year term expiring in 2009
Bruce H. Matson	Three year term expiring in 2009
Robert M. Wily	Three year term expiring in 2009

(1)	Term would extend until the Annual Meeting of Shareholders for the year shown, or until a successor is duly elected and qualified, except in the event of prior resignation, death or removal.

Unless otherwise specified, all Common Shares represented by proxies will be voted FOR the election of the nominees listed. If any nominee ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named on the attached proxy card to vote for a substitute. No circumstances are presently known that would cause any nominee to be unavailable for election as a director. The nominees are now members of the Board of Directors and have been nominated by action of the Board of Directors. If a quorum is present, four positions on the Board of Directors will be filled by the election of the four properly nominated candidates who receive the greatest number of votes at the Annual Meeting, even if the nominees do not receive a majority of all votes represented and entitled to be cast.

A shareholder who wishes to abstain from voting on the election of a director may do so by specifying, as provided on the enclosed proxy, that authority to vote for each of or all of the nominees is to be withheld. By withholding authority in this manner, the Common Shares that otherwise could be voted by such shareholder will not be included in determining the number of Common Shares voted for such nominee. The Company will comply with instructions in a proxy executed by a broker or other nominee shareholder indicating that less than all of the Common Shares of the record shareholder on the Record Date are to be voted on a particular matter. All Common Shares that are not voted will be treated as Common Shares as to which voting authority has been withheld.

Further information about the nominees appear below, together with a brief description of their principal occupations and employment during at least the past five years and their directorships, if any, in public companies other than the Company.

Glenn W. Bunting.    Mr. Bunting, 61, is a director of the Company and President of American KB Properties, Inc., which has developed and managed shopping centers since 1985. Mr. Bunting is a former director of Cornerstone Realty Income Trust, of which Glade M. Knight was Chairman and Chief Executive Officer, until its merger with Colonial Properties in 2005. He holds a BS in Business Two, Inc. Mr. Bunting was elected by the Board of Directors to the Board in 2005 and is also a director of Apple Hospitality Two, Inc. and Apple REIT Seven, Inc. As discussed in a following section, Mr. Bunting is a member of the Company’s Executive Committee and the Company’s Compensation Committee.

Kent W. Colton.    Dr. Colton, 62, has served as Senior Scholar of the Joint Center for Housing Studies at Harvard University since 1999. Since 1999 he has served as president of KColton LLC, a consulting and housing research company located in McLean, Virginia, and since December 2004, he has been a principal of CTC Housing Group, LLC of Raleigh, North Carolina, which is engaged in housing and real estate development. From April 1984 through May 1999, he was executive vice president and chief executive officer of the National Association of Home Builders. From 2001 through March 2005, Dr. Colton served as an independent director of Cornerstone Realty Income Trust, a real estate investment trust (of which Glade M. Knight was chairman and chief executive officer), that owned apartment communities. Dr. Colton is also on the Board of Apple REIT Seven, Inc.

Bruce H. Matson.    Mr. Matson, 48, is a director of the Company and a Vice President and Director of the law firm of LeClair Ryan, a Professional Corporation, in Richmond, Virginia. Mr. Matson joined LeClair Ryan in 1994 and has practiced law since 1983. He is also a director of Apple Hospitality Two, Inc. and Apple REIT Six, Inc. As discussed in a following section, Mr. Matson is a member of the Company’s Executive Committee and the chairperson of its Compensation Committee and has been on the Board since 2002.

Robert M. Wily.    Mr. Wily, 56, is a director of the Company and an international judicial consultant. Mr. Wily was formerly the Director of Client Services of the Center for Claims Resolution in Princeton, New Jersey. He served as the Deputy Chief, Article III Judges Division, of the Administrative Office of the U.S. Courts from 1999 to 2000. He served as the Clerk of Court for the United States Bankruptcy Court for the Eastern District of Virginia from 1986 to 1999 and the District of Utah from 1981 to 1986. Prior to holding those positions, Mr. Wily was in the private practice of law. He is also a director of Apple Hospitality Two, Inc. and Apple REIT Six, Inc. As discussed in a following section, Mr. Wily is a member of the Company’s Executive Committee, Audit Committee and Compensation Committee and has been on the Board since 2002.

MANAGEMENT RECOMMENDS A VOTE “FOR”

THE ABOVE NOMINEES.

Other Directors.    The following individuals constitute the directors of the Company whose terms expire after 2006.

Glade M. Knight.    Mr. Knight, 61, is Chairman, Chief Executive Officer and President of the Company. Mr. Knight is the founder, Chairman of the Board and Chief Executive Officer of Apple REIT Six, Inc., Apple Hospitality Two, Inc. and Apple REIT Seven, Inc., each of which is a real estate investment trust. Mr. Knight was the Chairman of the Board and Chief Executive Officer of Cornerstone Realty Income Trust, Inc. until it merged with a subsidiary of Colonial Properties Trust. Following the merger, Mr. Knight became a trustee of Colonial Properties Trust. Cornerstone Realty Income Trust, Inc. owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Colonial Properties Trust is a self-administered equity REIT that is an owner, developer and operator of multifamily, office and retail properties in the Sunbelt region of the United States. Apple Hospitality Two, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc. each own hotels in selected metropolitan areas of the United States. Mr. Knight is Chairman of the Board of Trustees of Southern Virginia University in Buena Vista, Virginia. He also is a member of the advisory board to the Graduate School of Real Estate and Urban Land Development at Virginia Commonwealth University. He has served on a National Advisory Council for Brigham Young University and is a founding member of the university’s Entrepreneurial Department of the Graduate School of Business Management. Mr. Knight is a member of the Company’s Executive Committee. Mr. Knight has been a member of the Board since 2002 and his current term expires in 2008.

Lisa B. Kern.    Ms. Kern, 45, is a director of the Company and Vice President of Investments of Davenport & Co., LLC, an investment brokerage firm in Richmond, Virginia. From 1994 to 1996, Ms. Kern was with Kanawha Capital Management as a Vice President Portfolio Manager. In addition, Ms. Kern was with Crestar Bank (now SunTrust Bank) from 1989 to 1993. She is also a director of Apple Hospitality Two, Inc. and Apple REIT Six, Inc. As discussed in a following section, Ms. Kern is the chairperson of the Company’s Audit Committee. Ms. Kern has been a member of the Board since 2003 and her current term as a director expires in 2007.

Michael S. Waters.    Mr. Waters, 51, is a director of the Company and the President and co-founder of Partnership Marketing, Inc. From 1995 through 1998, Mr. Waters served as a Vice President and General Manager of GT Foods, a division of Good Times Home Video. From 1987 to 1995, he served as a Vice President and General Manager of two U.S. subsidiaries (Instant Products of America and Chocolate Products) of George Weston Ltd. (Canada), a fully-integrated food retailer and manufacturer. He is also a director of Apple Hospitality Two, Inc. and Apple REIT Six, Inc. As discussed in a following section, Mr. Waters is a member of the Company’s Audit Committee. Mr. Waters has been a member of the Board since 2003 and his current term as a director expires in 2007.

Corporate Governance and Procedures for Shareholder Communications

Board of Directors.    The Company’s Board of Directors has determined that all of the Company’s directors, except Mr. Knight, are “independent” within the meaning of the rules of the New York Stock Exchange (which the Company, although not listed on a national exchange, has adopted for purposes of determining such independence). In making this determination, the Board considered all relationships between the director and the Company, including commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships.

The Board has adopted a categorical standard that a director is not independent (a) if he or she receives any personal financial benefit from, on account of or in connection with a relationship between the Company and the director (excluding directors fees and options), (b) if he or she is a partner, officer, employee or managing member of an entity that has a business or professional relationship with, and that receives compensation from, the Company, or (c) if he or she is a non-managing member or shareholder of such an entity and owns 10% or more of the membership interests or common stock of that entity. The Board may determine that a director with a business or other relationship that does not fit within the categorical standard described in the immediately preceding sentence is nonetheless independent, but in that event, the Board is required to disclose the basis for its determination in the Company’s then current annual proxy statement. In addition, the Board has voluntarily adopted, based on rules of the New York Stock Exchange, certain conditions that prevent a director from being considered independent while the condition lasts and then for three years thereafter.

Code of Ethics.    The Board has adopted a Code of Business Conduct and Ethics for the Company’s officers, directors and employees, which will be provided by the Company upon request and without charge. A copy of the Company’s Code of Business Conduct and Ethics may also be found attached to this proxy statement as Appendix A. The purpose of the Code of Business Conduct and Ethics is to promote (a) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest, (b) full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by the Company, and (c) compliance with all applicable rules and regulations that apply to the Company and its officers and directors.

Shareholder Communications.    Shareholders may send communications to the Board or its members. Any such shareholder communication should be directed to Ms. Kelly Clarke, Corporate Services Department (as described in the preceding section entitled “Company Information”). Such communications may receive an initial evaluation to determine, based on the substance and nature of the communication, a suitable process for internal distribution, review and response or other appropriate treatment.

Committees of the Board

Summary.    The Board of Directors has three standing committees, which are specified below and have the following functions:

•	Executive Committee. The Executive Committee has, to the extent permitted by law, all powers vested in the Board of Directors, except powers specifically withheld from the Committee under the Company’s bylaws.

•	Audit Committee. The Audit Committee operates in accordance with a written charter. The Audit Committee recommends to the Board of Directors, which annually ratifies, the level of distributions to shareholders and has the other functions and responsibilities set forth in its charter. A report by the Audit Committee appears in a following section of this proxy statement.

•	Compensation Committee. The Compensation Committee administers the Company’s incentive and stock option plans and oversees the compensation and reimbursement of directors and executive officers of the Company.

Nomination Procedures.    The Company has no nominating committee, and all nominating functions are handled directly by the full Board of Directors, which management believes is the most effective and efficient approach, based on the size of the Board and the current and anticipated operations and needs of the Company. Shareholders of record may nominate directors in accordance with the Company’s bylaws which require among other items notice sent to the Company’s Secretary not less than 60 days prior to a shareholder meeting that will include the election of board members. No nominations other than those made by the board were received for the 2006 Annual Shareholder Meeting.

Audit Committee Independence.    The Board of Directors determined in 2005 that each current member of the Audit Committee (as shown in the following table) is “independent,” as defined in the listing standards of the New York Stock Exchange. To be considered independent, a member of the Audit Committee must not (other than in his or her capacity as a director or committee member, and subject to certain other limited exceptions) either (a) accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any subsidiary, or (b) be an affiliate of the Company or any subsidiary. The Audit Committee does not have a member who is a “financial expert” within the meaning of regulations issued by the Securities and Exchange Commission. The Company’s management believes that the combined experience and capabilities of the Audit Committee members are sufficient for the current and anticipated operations and needs of the Company. In this regard, the Board has determined that each Audit Committee member is “financially literate” and that at least one member has “accounting or related financial management expertise,” as all such terms are defined by the rules of the New York Stock Exchange.

Meetings and Membership.    The Board held a total of three meetings during 2005 (including regularly scheduled and special meetings). The following table shows both the membership of the Company’s standing committees during 2005 and the number of meetings held during 2005:

Standing Committee	Members of Committee During 2005	Number of Committee Meetings During 2004
Executive	Glade M. Knight * Bruce H. Matson Robert M. Wily Glenn W. Bunting	0

Audit	Lisa B. Kern * Michael S. Waters Robert M. Wily	5

Compensation	Bruce H. Matson * Robert M. Wily Glenn W. Bunting	0

*	Indicates Chairperson.

Attendance and Related Information.    It is the policy of the Company that directors should attend each annual meeting of shareholders. The Company also expects directors to attend each regularly scheduled and special meeting of the Board, but recognizes that, from time to time, other commitments may preclude full attendance. In 2005, each director attended at least 75% of the total number of those meetings of the Board of Directors that were held during the period in which he or she was a director. All directors attended the 2005 annual meeting of shareholders. In addition, each director who served on a committee of the Board attended at least 75% of the total number of those meetings that were held by each applicable committee during the period of such service.

Compensation of Directors

During 2005, the directors of the Company were compensated as follows:

All Directors in 2005.    All directors were reimbursed by the Company for travel and other out-of-pocket expenses incurred by them to attend meetings of the directors or a committee and in conducting the business of the Company.

Independent Directors in 2005.    The independent directors (classified by the Company as all directors other than Mr. Knight) received annual directors’ fees of $8,000, plus $1,000 for each meeting of the Board attended in person and $500 for each committee meeting attended. Under the Company’s Non-Employee Directors Stock Option Plan, each non-employee director received options to purchase 9,043 Units, exercisable at $11 per Unit. Mr. Bunting received the option to purchase an additional 5,500 Units, exercisable at $11 per Unit, as part of his initial benefits. Mr. Colton received the option to purchase an additional 5,500 units exercisable at $11 per unit as part of his initial benefits when he joined the Board in February 2006.

Non-Independent Director in 2005.    Mr. Knight received no compensation from the Company for his services as a director.

Executive Officers

In 2005, the Company’s executive officers were Glade M. Knight, who served as Chief Executive Officer, David S. McKenney, who served as President of Capital Markets, Justin G. Knight (Glade M. Knight’s son), who served as Senior Vice President of Acquisitions for the Company, Kristian M. Gathright, who served as Senior Vice President of Operations, Bryan Peery, who served as Chief Financial Officer and Treasurer and David P. Buckley who served as Sr. Vice President and General Counsel. Glade M. Knight did not receive any compensation from the Company in 2005 for performing his duties as an executive officer. None of David S. McKenney, Justin G. Knight, Kristian M. Gathright, Bryan Peery or David P. Buckley received individual compensation in excess of $100,000 by dollar-value in 2005. The Company compensates its officers through its reimbursement of expenses to Apple Hospitality Two, Inc. as described below under “Certain Relationships and Agreements.”

The following individuals, along with Glade M. Knight, constitute the executive officers of the Company. Information about Glade M. Knight, the Company’s Chief Executive Officer, is set forth in the preceding section entitled “Other Directors.”

David Buckley.    Mr. Buckley, 38, has served as Senior Vice President and General Counsel for the Company since 2005. In addition, Mr. Buckley serves as Senior Vice President and General Counsel for Apple Hospitality Two, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc., each of which is a real estate investment trust. Prior to his service with these companies, from 1999-2005, Mr. Buckley served as an associate, specializing in commercial real estate, with McGuireWoods LLP, a full-service law firm headquartered in Richmond, Virginia. Mr. Buckley holds a Juris Doctor degree Cum Laude from the University of Richmond, Richmond, Virginia, a Master of Urban and Regional Planning degree from Virginia Commonwealth University, Richmond, Virginia and a Bachelor of Science degree in Industrial Technology from the University of Massachusetts Lowell, Lowell, Massachusetts. Mr. Buckley is a member of the Virginia State Bar and the Richmond Bar Association.

Kristian Gathright.    Mrs. Gathright, 33, has been with the Company since its inception and has served as the Senior Vice President of Operations of the Company since 2004. In addition, Ms. Gathright serves as Chief Operating Officer and Senior Vice President of Operations for Apple Hospitality Two, Inc. and Senior Vice President of Operations for Apple REIT Six, Inc., and Apple REIT Seven, Inc., each of which is a real estate investment trust. Prior to managing these companies, Mrs. Gathright served as Assistant Vice President and Investor Relations Manager for Cornerstone Realty Income Trust, a REIT which owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1996 to 1998, she was an Asset Manager and Regional Controller of the Northern Region Operations for United Dominion Realty Trust, Inc., a real estate investment trust headquartered in Richmond, Virginia. From 1994 to 1996, she served as a

Senior Staff Accountant at Ernst & Young LLP. Mrs. Gathright holds a Bachelor of Science degree, Graduate with Distinction, in Accounting from the McIntire School of Commerce at University of Virginia, Charlottesville, Virginia. Mrs. Gathright passed the CPA Exam in 1994.

Justin Knight.    Mr. Knight, 32, serves as Senior Vice President of Acquisitions of the Company. Mr. Knight also serves as President of Apple Hospitality Two, Inc. and Senior Vice President of Acquisitions for Apple REIT Six, Inc. and Apple REIT Seven, Inc., each of which is a real estate investment trust. Mr. Knight joined the companies in 2000. From 1999 to 2000, Mr. Knight served as Senior Account Manager for iAccess.com, LLP, a multi-media training company. In 1999 he was also an independent consultant with McKinsey & Company providing research for the company’s Evergreen Project. From 1997 to 1998, he served as President and Web Design Consultant of a Web development firm—Cornerstone Communications, LLC. From 1996 to 1998, Mr. Knight served as Senior Asset Manager and Director of Quality Control for Cornerstone Realty Income Trust, a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. Mr. Knight is co-chairman for the Cashell Donahoe Scholarship Memorial Fund created to provide need-based scholarships to students of Southern Virginia University in Buena Vista, Virginia. Mr. Knight also serves on the Marriott Owners Advisory Council and the Hilton Garden Inn Advisory Council. Mr. Knight holds a Master of Business Administration degree with emphasis in Corporate Strategy and Finance from the Marriott School at Brigham Young University, Provo, Utah. He also holds a Bachelor of Arts degree, Cum Laude, in Political Science from Brigham Young University, Provo, Utah.

David McKenney.    Mr. McKenney, 43, has been with the Company since its inception and has served as President of Capital Markets of the Company since 2004. He also serves as President of Capital Markets for Apple Hospitality Two, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc., each of which is a real estate investment trust. From 1994 to 2001, Mr. McKenney served as Senior Vice President and Treasurer of Cornerstone Realty Income Trust, Inc., a REIT that owned and operated apartment communities in Virginia, North Carolina, South Carolina, Georgia and Texas. From 1992 to 1994, Mr. McKenney served as Chief Financial Officer for The Henry A. Long Co., a regional development firm located in Washington, D.C. From 1988 to 1992, Mr. McKenney served as a Controller at Bozzuto & Associates, a regional developer of apartments and condominiums in the Washington, D.C. area. Mr. McKenney also has five years of experience with Arthur Andersen & Co. Mr. McKenney is a Certified Public Accountant, holds a Virginia Real Estate Sales License, and is a member of the National Association of Real Estate Investment Trust (NAREIT) and the National Investor Relations Association (NIRA). Mr. McKenney holds Bachelor of Science degrees in Accounting and Management Information Systems from James Madison University, Harrisonburg, Virginia.

Bryan Peery.    Mr. Peery, 41, has been with the Company since 2003 and has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company since 2004. He also serves as Senior Vice President, Chief Financial Officer and Treasurer for Apple Hospitality Two, Inc., Apple REIT Six, Inc. and Apple REIT Seven, Inc. each of which is a real estate investment trust. Prior to his service with these companies, Mr. Peery served as President (2000-2003), Vice President-Finance (1998-2000) and Controller (1997-1998), of This End Up Furniture Company. Mr. Peery was with Owens & Minor, Inc. from 1991 until 1997, where he last served as Director and Assistant Controller-Financial Reporting. Mr. Peery’s experience also includes five years of service with KPMG LLP. Mr. Peery holds a Bachelor of Business Administration degree in Accounting from the College of William and Mary, Williamsburg, Virginia. Mr. Peery is a Certified Public Accountant.

Stock Option Grants in Last Fiscal Year

In 2003, the Company adopted a Non-Employee Directors Stock Option Plan (the “Directors Plan”) and an Incentive Stock Option Plan (the “Incentive Plan”). The Directors Plan provides for automatic grants of options to acquire Units. The Directors Plan applies to directors of the Company who are not employees of the Company. The Incentive Plan permits grants of awards that may consist of restricted Units or options to acquire Units. Such awards under the Incentive Plan may be granted to certain employees (including officers and directors) of the Company, Apple Suites Advisors, Inc. or Apple Suites Realty Group, Inc.

Since adoption of the Directors Plan and the Incentive Plan, none of the participants have exercised any of their options to acquire Units. No awards were granted under the Incentive Plan in 2005. The following table shows the options to acquire Units that were granted under the Directors Plan in 2005 and 2006:

Option Grants in Last Fiscal Year

Name (1)	Number of Units Underlying Options Granted in 2005 and 2006 (2)
Glade M. Knight	0
Glenn W. Bunting	14,543
Kent W. Colton	5,500
Lisa B. Kern	9,043
Bruce H. Matson	9,043
Michael S. Waters	9,043
Robert M. Wily	9,043

(1)	Glade M. Knight is eligible only for the Incentive Plan. All other listed individuals participate in the Directors Plan.

(2)	Options granted are exercisable for ten years from the date of grant at an exercise price of $11 per Unit.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of three directors. All three directors are independent directors as defined under “Committees of the Board.” The Audit Committee operates under a written charter that was adopted by the Board of Directors on February 19, 2004, and is annually reassessed and updated, as needed, in accordance with applicable rules of the Securities and Exchange Commission. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight duties, the Committee reviewed and discussed the audited financial statements for the fiscal year 2005 with management and the Company’s independent auditors, Ernst & Young LLP, including the quality and acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosure in the financial statements. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and Ernst & Young LLP’s report on management’s assessment and the effectiveness of the Company’s internal control over financial reporting. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Ernst & Young LLP is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

The Audit Committee also has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” and has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee has considered whether the provision of non-audit services (none of which related to financial information systems design and implementation) by the independent auditors is compatible with maintaining the auditors’ independence and has discussed with the auditors the auditors’ independence. Based on the review and discussions described in this Report, and subject to the limitations on its role and responsibilities described below and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

The members of the Audit Committee are not experts in accounting or auditing and rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that the Company’s financial statements have been prepared in accordance with generally accepted accounting principles.

April 3, 2006

Lisa B. Kern, Chairperson

Michael S. Waters

Robert M. Wily

Certain Relationships and Agreements

The Company has significant transactions with related parties. These transactions may not have arms-length terms, and the results of the Company’s operations might be different if these transactions had been conducted with unrelated parties.

The Company has contracted with Apple Suites Realty Group, Inc. (“ASRG”) to provide brokerage services for the acquisition and disposition of real estate assets. ASRG is wholly-owned by Glade M. Knight, the Company’s Chairman and Chief Executive Officer. In accordance with the contract, ASRG is paid a fee equal to 2% of the gross purchase or sales price (as applicable) of any acquisitions or dispositions of real estate investments, subject to certain conditions. Total payments to date to ASRG for services under the terms of this contract were approximately $8.2 million.

The Company also has contracted with Apple Hospitality Five Advisors, Inc. (“AHFA”) to advise the Company and provide day-to-day management services and due-diligence services on acquisitions. In accordance with the contract, the Company pays AHFA a fee equal to 0.1% to 0.25% of the total equity contributions to the company, in addition to certain reimbursable expenses. All of AHFA’s services have been subcontracted to Apple Suites Advisors, Inc. (“ASA”), a wholly-owned subsidiary of Apple Hospitality Two, Inc. The aggregate amount of fees and expenses paid by the Company to AHFA in 2005 was approximately $1.7 million and such amount was paid by AHFA to ASA under the subcontract between them.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s directors and executive officers, and any persons holding more than 10% of the outstanding Common Shares, have filed reports with the Securities and Exchange Commission with respect to their initial ownership of Common Shares and any subsequent changes in that ownership. The Company believes that during 2005 each of its officers and directors complied with any applicable filing requirements, except that Justin G. Knight was late reporting one unit acquisition transaction.

In making this statement, the Company has relied solely on written representations of its directors and executive officers and copies of reports that they have filed with the Securities and Exchange Commission. In 2005, and in 2006 through the Record Date, no person held more than 10% of the outstanding Common Shares.

Independent Public Accountants

The firm of Ernst & Young LLP served as independent auditors for the Company in 2005. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he or she so desires and will be available to answer appropriate questions from shareholders. The Board of Directors has approved the retention of Ernst & Young LLP as the Company’s independent auditors for 2006, based on the recommendation of the Audit Committee. Independent accounting fees for each of the last two fiscal years are shown in the table below:

Year	Audit Fees	Audit- Related Fees	Tax Fees	All Other Fees
2004	$387,000	—	—	—
2005	$335,000	—	—	—

All services rendered by Ernst & Young LLP are permissible under applicable laws and regulations and the annual audit of the Company was pre-approved by the Audit Committee, as required by applicable law. The nature of the services categorized in the preceding table are described below:

Audit Fees.    These are fees for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financial statements included in the Company’s Form 10-Q filings or services normally provided by the independent auditor in connection with statutory or regulatory filings or engagements.

Audit-Related Fees.    These are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements. Such services include accounting consultations and required agreed-upon procedure engagements.

Tax Fees.    Such services, while not provided to the Company by Ernst & Young LLP, include tax compliance, tax advice and tax planning.

All Other Fees.    These are fees for other permissible work that does not meet the above category descriptions. Such services include information technology and technical assistance provided to the Company.

These accounting services are actively monitored (as to both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in the core area of accounting work by Ernst & Young LLP, which is the audit of the Company’s consolidated financial statements.

Pre-Approval Policy for Audit and Non-Audit Services.    In accordance with the Sarbanes-Oxley Act of 2002, all audit and non-audit services provided to the Company by its independent auditors must be pre-approved by the Audit Committee. As authorized by that statute, the Audit Committee has delegated to the Chairperson of the Audit Committee the authority to pre-approve up to $25,000 in audit and non-audit services. This authority may be exercised when the Audit Committee is not in session. Any decisions by the Chairperson of the Audit Committee under this delegated authority will be reported at the next meeting of the Audit Committee. All services reported in the preceding fee-table for fiscal years 2004 and 2005 were pre-approved by the full Audit Committee, as required by then applicable law.

Other Matters for the 2006 Annual Meeting of Shareholders

Management knows of no matters, other than those stated above, that are likely to be brought before the Annual Meeting. However, if any matters that are not currently known come before the Annual Meeting, the persons named in the enclosed proxy are expected to vote the Common Shares represented by such proxy on such matters in accordance with their best judgment.

Matters to be Presented at the 2007 Annual Meeting of Shareholders

Any qualified shareholder who wishes to make a proposal to be acted upon next year at the 2007 Annual Meeting of Shareholders must submit such proposal for inclusion in the Proxy Statement and Proxy Card to the Company at its principal office in Richmond, Virginia, by no later than December 12, 2006.

In addition, the Company’s bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals not included in the Company’s proxy statement, to be brought before an annual meeting of shareholders. In general, notice must be received by the Secretary of the Company (i) on or after February 1st and before March 1st of the year in which the meeting will be held, or (ii) not less than 60 days before the date of the meeting if the date of such meeting is earlier than May 1 or later than May 31 in such year. The notice must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Therefore, assuming the Company’s 2007 Annual Meeting is held in May 2007, to be presented at such Annual Meeting, a shareholder proposal must be received by the Company on or after February 1, 2007 but no later than February 28, 2007.

By Order of the Board of Directors

David S. McKenney
Secretary

April 3, 2006

THE COMPANY DEPENDS UPON ALL SHAREHOLDERS PROMPTLY SIGNING AND RETURNING THE ENCLOSED PROXY CARD TO AVOID COSTLY SOLICITATION. YOU CAN SAVE THE COMPANY CONSIDERABLE EXPENSE BY SIGNING AND RETURNING YOUR PROXY CARD IMMEDIATELY.

PROXY Apple Hospitality Five, Inc. 814 East Main Street Richmond, VA 23219

THIS PROXY IS SOLICITED ON BEHALF OF

MANAGEMENT

The undersigned hereby appoints David S. McKenney, Bryan Peery and David P. Buckley as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all common shares of Apple Hospitality Five, Inc. held by the undersigned on March 21, 2006, at the Annual Meeting of Shareholders to be held on May 11, 2006, or any adjournment thereof. If the director nominee specified below ceases to be available for election as a director, discretionary authority may be exercised by each of the proxies named herein to vote for a substitute.

Management recommends a vote of “FOR” in item 1.

1. ELECTION OF DIRECTORS

FOR Glenn W. Bunting ❒	WITHHOLD AUTHORITY to vote for Glenn W. Bunting ❒

FOR Kent W. Colton ❒	WITHHOLD AUTHORITY to vote for Kent W. Colton ❒

FOR Bruce H. Matson ❒	WITHHOLD AUTHORITY to vote for Bruce H. Matson ❒

FOR Robert M. Wily ❒	WITHHOLD AUTHORITY to vote for Robert M. Wily ❒

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER

DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,

THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE.

(Continued on reverse side)

Please indicate whether you plan to attend the Annual Meeting in person:    ❒    Yes            ❒    No

Please print exact name(s) in which shares are registered, and sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or other entity, please sign in partnership or other entity name by authorized person.

Dated: , 2006
Printed Name

Signature

Signature if held jointly

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope
Title of Signing Person (if applicable)